EXHIBIT 23.4





                               CONSENT OF COUNSEL


We consent to the reference to this firm under the caption "U.S. Federal Income Tax Considerations" in the Prospectus, which is a part of this Registration Statement.

CHADBOURNE & PARKE LLP

30 Rockefeller Plaza
New York, New York  10112
August 9, 2001